Exhibit 99.1

OneWater Marine Inc. Announces Fiscal First Quarter 2021 Results
Agile sales and marketing teams deliver strong sales;
Significant M&A activity expected to accelerate 2021 growth

Fiscal First Quarter 2021 Highlights

•	Revenue increased 39% to $214.1 million

•	Same-store sales increased 38%

•	Net income increased to $11.8 million, or $0.71 per diluted share

•	Adjusted EBITDA[1] increased to $16.7 million

•	Completed three of the largest acquisitions in company history

BUFORD, GA – February 4, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal first quarter ended December 31, 2020.

“The OneWater team delivered outstanding results in the fiscal first quarter, in what is seasonally the lowest sales quarter of our fiscal year, which highlights the agility of our sales and marketing team and the power of our digital platform. Our VIP and other in-house marketing events were well attended and highly successful, absent select organized boat shows, increasing sales nearly 40% year-over-year as boaters secured new boats in preparation for the upcoming boating season. With tight inventory across the industry, we worked to ensure customers had access to our nationwide inventory to select the boat they desired,” commented Austin Singleton, Chief Executive Officer at OneWater.

“We’ve had an eventful start to fiscal 2021 including closing on three of the largest acquisitions in OneWater history. These acquisitions historically generated in excess of $125 million in revenue on an annual basis and we are focused on integrating these businesses into the OneWater family and leveraging our successful post-acquisition playbook to implement improvements and introduce best practices. Our liquidity is strong, and we remain committed to executing our multi-tiered growth strategy through acquisitions and the expansion of our high-margin business, further driving long-term shareholder value,” Mr. Singleton concluded.

For the Three Months Ended December 30	2020	2019	$ Change	% Change
	(unaudited, $ in thousands)
Revenues
New boat sales	$151,828	$102,852	$48,976	47.6%
Pre-owned boat sales	38,580	33,071	5,509	16.7%
Finance & insurance income	5,963	4,325	1,638	37.9%
Service, parts & other sales	17,712	13,450	4,262	31.7%
Total revenues	$214,083	$153,698	$60,385	39.3%

Fiscal First Quarter 2021 Results

Revenue for the fiscal first quarter 2021 was $214.1 million, an increase of 39.3% compared to $153.7 million in fiscal first quarter 2020, due primarily to a significant increase in new unit sales and a modest increase in the average unit price of new and pre-owned boats. During the fiscal first quarter 2021 same-store sales increased 38% on top of a 17% increase in the comparable period of 2020.

Gross profit totaled $52.4 million for the fiscal first quarter 2021, compared to $32.2 million for the fiscal first quarter 2020. Gross profit margin of 24.5% for the three months ended December 31, 2020 increased 360 basis points compared to the prior year primarily due to a shift in the mix and size of boat models sold, the Company’s focus on dynamic pricing, increases in service, parts & other sales and finance & insurance.

[1]	See reconciliation of Non-GAAP financial measures below.

Fiscal first quarter 2021 selling, general and administrative expenses (“SG&A”) totaled $34.9 million, or 16.3% of revenue, compared to $28.3 million, or 18.4% of revenue, in the fiscal first quarter of 2020. The decrease in selling, general and administrative expenses as a percentage of revenue was primarily due to the Company’s ability to leverage its existing expense structure to support the increase in revenue, reduction in selling expenses, including boat shows, partially offset by an increase in public company expenses.

Net income for the fiscal first quarter of 2021 increased sharply to $11.8 million, compared to a net loss of $1.1 million in the fiscal first quarter of 2020. The significant increase was primarily due to higher sales and gross margins on boats sold in the period, an increase in SG&A and a reduction in interest expense.

Fiscal first quarter 2021 Adjusted EBITDA (see reconciliation of Non-GAAP financial measures below) increased to $16.7 million, compared to $1.2 million for the fiscal first quarter of 2020.

As of December 31, 2020, the Company’s cash and cash equivalents balance was $26.0 million, an increase of $15.5 million compared to $10.5 million as of December 31, 2019.

The combined $83.9 million in total purchase price for the recent acquisitions, including the real estate associated with Roscioli Yachting Center, was funded by $47.6 million of cash, $30.0 Million from the Company’s revolving line of credit, $2.1 million in seller notes payable and $4.2 million in estimated acquisition contingent consideration. Subsequent to quarter-end, the Company expanded its Term Loan credit facility by $30 million and used the proceeds to pay down the revolving line of credit. In addition to cash and its revolving line of credit, the Company had additional liquidity under the floor plan credit facility. Total inventory as of December 31, 2020 increased sequentially to $196.1 million compared to $150.1 million on September 30, 2020, primarily due to the anticipated seasonal increase and manufacturer replenishments.

Fiscal Year 2021 Guidance

For fiscal full year 2021, OneWater anticipates same store sales to increase by mid-single digits. Including the three acquisitions that closed in the fiscal first quarter of 2021, the Company now expects Adjusted EBITDA for the full fiscal year to be in the range of $95 million to $100 million and diluted earnings per share to be in the range of $4.00 to $4.20, excluding any additional acquisitions that might be completed during the year.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal first quarter earnings on Thursday, February 4, 2021 at 8:30 am Eastern time. The conference call may be accessed by dialing (866) 220-5793 in the U.S./Canada or (615) 622-8064 for participants outside the U.S./Canada using the Conference ID #8459613. This call is being webcast and can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 69 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA as a measure of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non‐GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and transaction costs. Acquisition contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward looking Adjusted EBITDA is not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in the fair value of warrant liability, gain (loss) on contingent consideration, gain (loss) on extinguishment of debt and transaction costs. See reconciliation below.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the fair value adjustment of the warrants, gain or loss on contingent consideration, gain or loss on extinguishment of debt and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Same-Store Sales

We define same-store sales as sales from our stores excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our revenue on a same-store basis.  We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 3, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per share data)
(Unaudited)

	For the three months ended December 31,
	2020	2019
Revenues
New boat sales	$151,828	$102,852
Pre-owned boat sales	38,580	33,071
Finance & insurance income	5,963	4,325
Service, parts & other sales	17,712	13,450
Total revenues	214,083	153,698

Gross Profit
New boat	29,296	16,897
Pre-owned boat	8,128	5,205
Finance & insurance	5,963	4,325
Service, parts & other	9,049	5,762
Total gross profit	52,436	32,189

Selling, general and administrative expenses	34,860	28,305
Depreciation and amortization	963	760
Transaction costs	200	437
Loss on contingent consideration	377	-
Income from operations	16,036	2,687

Other expense (income)
Interest expense – floor plan	920	2,659
Interest expense – other	924	1,853
Change in fair value of warrant liability	-	(771)
Other (income) expense, net	(94)	13
Total other expense, net	1,750	3,754
Income (loss) before income tax expense	14,286	(1,067)
Income tax expense	2,511	-
Net income (loss)	11,775	(1,067)
Less: Net income attributable to non-controlling interests		247
Net loss attributable to One Water Marine Holdings, LLC		$(1,314)
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	(3,987)
Net income attributable to OneWater Marine Inc	$7,788

Earnings per share of Class A common stock – basic	$0.72
Earnings per share of Class A common stock – diluted	$0.71

Basic weighted-average shares of Class A common stock outstanding	10,776
Diluted weighted-average shares of Class A common stock outstanding	10,986

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except par value and share data)
(Unaudited)

	December 31, 2020	December 31, 2019
Cash	$25,952	$10,461
Restricted cash	3,984	250
Accounts receivable, net	14,499	9,574
Inventories	196,114	313,837
Prepaid expenses and other current assets	13,307	11,945
Total current assets	253,856	346,067

Property and equipment, net	62,833	17,489

Other assets:
Deposits	392	345
Deferred tax assets	14,690	-
Identifiable intangible assets	74,004	61,304
Goodwill	142,274	113,059
Total other assets	231,360	174,708
Total assets	$548,049	$538,264

Accounts payable	$10,545	$5,610
Other payables and accrued expenses	14,161	14,188
Customer deposits	23,386	7,736
Notes payable – floor plan	170,320	264,481
Current portion of long-term debt	10,481	6,823
Total current liabilities	228,893	298,838

Other long-term liabilities	5,651	1,569
Warrant liability	-	50,116
Tax receivable agreement liability	17,556	-
Long-term debt, net of current portion and unamortized debt issuance costs	111,466	67,013
Total liabilities	363,566	417,536

Redeemable preferred interest in subsidiary	-	87,053

Members’ equity	-	27,961
Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding as of December 31, 2020 and December 31, 2019	-	-
Class A common stock, $0.01 par value, 40,000,000 shares authorized, 10,867,291 shares issued and outstanding as of December 31, 2020 and none issued and outstanding as of December 31, 2019	109	-
Class B common stock, $0.01 par value, 10,000,000 shares authorized, 4,108,007 shares issued and outstanding as of December 31, 2020 and none issued and outstanding as of December 31, 2019	41	-
Additional paid-in capital	111,859	-
Retained earnings	24,545	-
Total stockholders’ equity attributable to OneWater Marine Inc. and members’ equity	136,554	27,961
Equity attributable to non-controlling interests	47,929	5,714
Total stockholders’ and members’ equity	184,483	33,675
Total liabilities, stockholders’ and members’ equity	$548,049	$538,264

ONEWATER MARINE INC.
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)
(Unaudited)

	For the three months ended December 31,
Description	2020	2019
Net income (loss)	$11,775	$(1,067)
Interest expense – other	924	1,853
Income tax expense	2,511	-
Depreciation and amortization	963	760
Loss on contingent consideration	377	-
Transaction costs	200	437
Change in fair value of warrant liability	-	(771)
Other (income) expense, net	(94)	13
Adjusted EBITDA	$16,656	$1,225